Exhibit 99.1

GENIUS BRANDS INTERNATIONAL ANNOUNCES MARC ROSENBERG

AS PRESIDENT OF GLOBAL BRANDS AND CHIEF MARKETING OFFICER

Highly Respected Toy Industry Executive to Oversee Worldwide Licensing and Program Content Sales for Growing Portfolio of Children’s Properties

BEVERLY HILLS, Calif., Sept. 22, 2020--Genius Brands International, Inc. (“Genius Brands” or the “Company”) (Nasdaq: GNUS), a global brand management company that creates and licenses multimedia entertainment content for children, announced today that Marc Rosenberg, one of the most well-respected marketers in the children’s space, has been appointed President of Global Brands and Chief Marketing Officer.

Former Head of Marketing at Hasbro Toys and Tiger Electronics, Rosenberg is best known for his role in  leading global marketing teams for brands such as Furby, GigaPets, and Hit Clips.  More recently, Marc Rosenberg was the Chief Marketing Officer at Zizzle, where he helped lead product launches for several extremely successful licensed toy lines, including Disney’s Pirates of the Caribbean, Disney’s High School Musical, and a number of extremely successful licensed toy lines.

“I have known Marc for 20 years and have witnessed his extraordinary achievements and energy, firsthand. He is one of the most respected executives in the kid’s licensing industry and joins a team of proven achievers at Genius Brands now, who are known for their successes over and over again, across the entertainment food chain,” stated Genius Brands’ Chairman & CEO Andy Heyward. “With Rainbow Rangers, Stan Lee’s Superhero Kindergarten, Llama Llama, Stan Lee Universe, and new properties shortly to be announced, Marc’s pedigree and leadership will ensure that we maximize revenue generation from the powerful brands we will be bringing to market.  His reputation is that of an innovator in the product and marketing arenas. In putting our marketing and global revenue under Marc’s remit, I know we will see all of these important properties flourish.  He brings not only his marketing and sales expertise to the company, but also relationships across retail, entertainment, consumer products and more, all of which Genius Brands will showcase across the company’s growing portfolio of brands.”

“I have been fortunate to be a part of and lead teams with both tremendous products and incredible people.  The central theme of everything that I’ve had the opportunity to be a part of is directly related to the story for each brand and creating a dialogue with each audience in timely and relevant ways,” said Rosenberg.  “That is particularly the case at Genius Brands where there is a cross-company commitment to bring positive enriching stories for children, and we have so many incredible tools to work with to reach kids today, including our own recently launched Kartoon Channel!”

Rosenberg will continue to own his current Edge Desk business, with the current management operating the day-to-day business with his oversight.

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About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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